Exhibit 21.1

SUBSIDIARIES

Subsidiary	Place of incorporation
HiColor, LLC	Minnesota, USA
MaryMed, LLC	Maryland, USA
Vireo Health of Minnesota, LLC	Minnesota, USA
MJ Distributing C201, LLC	Nevada, USA
MJ Distributing P132, LLC	Nevada, USA
Resurgent Biosciences, Inc.	Delaware, USA
Verdant Grove, Inc.	Delaware, USA
Vireo Health de Puerto Rico, Inc.	Puerto Rico
CO Acquisition Vehicle, LLC	Delaware, USA
Vireo Health of Rocky Mountain, LLC	Colorado, USA
Vireo Health of CO, LLC	Colorado, USA
Vireo Health of CO II, LLC	Delaware, USA
Vireo Health of Denver Metro, LLC	Delaware, USA
Vireo Health of DTC, LLC	Delaware, USA
Vireo Health of Foothills, LLC	Delaware, USA
Vireo Health of Las Cruces, LLC	Delaware, USA
Vireo Health of Mile High, LLC	Delaware, USA
Vireo Health of NM, LLC	Delaware, USA
Vireo Health of Noco, LLC	Delaware, USA
Vireo Health of Santa Fe, LLC	Delaware, USA
Vireo Health of Soco, LLC	Delaware, USA
Vireo Health of Western Slope, LLC	Delaware, USA
Retail Management Associates, LLC	Arizona, USA
Vireo Health of Nevada I, LLC	Nevada, USA
Vireo Health of New York, LLC	New York, USA
Vireo Health of Puerto Rico, LLC	Delaware, USA
Vireo Health, Inc.	Delaware, USA
Vireo Health of Arcadia, LLC	Delaware, USA
200 W 24th Holdings, LLC	Delaware, USA
Vireo of Charm City, LLC	Maryland, USA
Vireo PR Merger Sub Inc.	Missouri, USA
Vireo PR Merger Sub II Inc.	Missouri, USA
Deep Roots Holdings, Inc.	Nevada, USA
WholesomeCo, Inc.	Delaware, USA
New Growth Horizon, LLC	Missouri, USA
Nirvana Investments, LLC and Subsidiaries	Missouri, USA
2178 State Highway 29A LLC	New York, USA
Vireo Marketing, LLC	Minnesota, USA
Deep Roots Harvest, Inc.	Nevada, USA
Deep Roots Aria AcqCo, Inc.	Nevada, USA
Deep Roots Operating, Inc.	Nevada, USA
Deep Roots Properties, LLC	Nevada, USA
WC Staffing, LLC	Utah, USA
Wholesome Goods, LLC	Utah, USA
Wholesome Ag, LLC	Utah, USA
Wholesome Direct, LLC	Utah, USA
Wholesome Therapy, LLC	Utah, USA
Arches IP, Inc.	Delaware, USA